Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2011, in Post-effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-169474) and related Prospectus of Spirit Airlines, Inc.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida

May 23, 2011